UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 21, 2017

Orion Financial Group, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	333-185146	45-4924646
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

99 South Almaden Blvd. Suite 600

San Jose, CA 95113

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(408) 402 1573

(ISSUER TELEPHONE NUMBER)

  Mishol Hadkalim 14, Ramat, Jerusalem, Israel 90900

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.01 Changes in Control of Registrant.

On August 21, 2017, the majority controlling stockholder, Joshua Nadav entered into a Share Purchase Agreement (the “SPA”) with U-Mind Club, Inc. The SPA was a result of a privately negotiated transaction and on August 31, 2017, in connection with the closing of the SPA, the control block of voting stock of Orion Financial Group, Inc., represented by Mr. Nadav’s 93,522,000 shares of common stock (the “Shares”) was transferred to Sehee Lee, Chairman of the Board of Directors of U-Mind Club, Inc., for $275,000 which facilitated a change of control of the Company. The source of the cash consideration for the Shares was corporate funds from U-Mind Club, Inc. Effective upon the closing date of the SPA, Joshua Nadav resigned from his positions as President, CEO, CFO, Secretary, Treasurer, and Chairman of the Board of Directors and released the Company from all accounts payable and loans due to related parties. Further, effective as of the same closing date, Joshua Nadav appointed Sehee Lee as Chairman of the Board of Directors and Jae Yoon Chung as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of Orion Financial Group, Inc.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2017, the Company accepted the resignation of Joshua Nadav as President, CEO, CFO, Secretary, Treasurer, and Chairman of the Board of Directors of the Company. Joshua Nadav’s resignation was in connection with the consummation of the SPA between Joshua Nadav and U-Mind Club, Inc. and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Biographical Information for Mr. Seehee Lee

Sehee Lee, Age 55, Chairman of the Board of Directors

Sehee Lee graduated from Seoul National University in Seoul, South Korea with a BA degree in German Language and Literature. He began his career in international business in 1987 with Kolon International, Ltd. and during the early years of the Internet, he joined Solvit Media, Ltd. in 1994. Mr. Lee has extensive business experience in areas ranging from international trade, insurance, information technology, IP telephony, virtual life, and 3-D films. He has worked with major US insurance companies such as Metropolitan Life Insurance and established several corporations such as DVN, LLC (Digital Voice Network), Solvit Trade & Consulting, Inc. and inDSP, LLC (Digital Stereoscopic Pictures). He has managed firms in their marketing management and product strategy from its product life cycles; from concept, to development and maturity. As the Chairman of U-Mind Club, Inc., Mr. Lee has been engaged in developing virtual reality, e-commerce technology and artificial intelligence (AI) programs to provide consumer sub-consciousness behavior oriented commerce platforms.

Biographical Information for Mr. Jae Yoon Chung

Jae Yoon Chung, Age 31, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Jae Yoon Chung is an entrepreneur and serves as the Chief Executive Officer of U-Mind Club, Inc., an online marketplace designed with an artificial intelligence (AI) engine and e-commerce platform. Mr. Chung attended the University of California, Los Angeles and studied chemistry in 2009. In 2012, he studied at Le Cordon Bleu, the world’s largest hospitality education institution with a focus on hospitality management, culinary arts, and gastronomy in Pasadena, California and worked at The Walt Disney Company at Walt Disney World in Orlando, Florida in 2013 and Disneyland in Anaheim, California until 2017.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Share Purchase Agreement between Joshua Nadav and U-Mind Club. Inc.
17.1	Resignation Letter, Joshua Nadav, dated August 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Financial Group, Inc.

Date: September 8, 2017	By:	/s/ Jae Yoon Chung
	Name:	Jae Yoon Chung
	Title:	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

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